SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SEI Investments Company

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEI New ways. New answers.®

SEI Notice of Annual Meeting

OF SHAREHOLDERS TO BE HELD MAY 21, 2009

SEI INVESTMENTS COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 21, 2009

The Annual Meeting of Shareholders of SEI Investments Company, a Pennsylvania business corporation, will be held at 9:00 a.m., local time, Thursday, May 21, 2009, at 1 Freedom Valley Drive, Oaks, PA 19456-1100, for the following purposes:

1.	To elect two directors with a term expiring at our 2012 Annual Meeting of Shareholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants to examine SEI’s consolidated financial statements for 2009; and

3.	To transact such other business as may properly come before our 2009 Annual Meeting of Shareholders or any adjournments thereof.

Only shareholders of record at the close of business on March 24, 2009 will be entitled to notice of, and to vote at, our 2009 Annual Meeting of Shareholders and any adjournments thereof.

By order of the Board of Directors,

William M. Doran

Secretary

April 13, 2009

Your vote is important. Accordingly, you are asked to complete, sign, and return the accompanying proxy card in the envelope provided, which requires no postage if mailed in the United States. Most shareholders also have a choice of voting over the Internet or by telephone. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available.

REQUEST ELECTRONIC DELIVERY OF ANNUAL MEETING DOCUMENTS.

Shareholders may elect to receive future distribution of proxy documents and annual reports by electronic access. To take advantage of this cost-saving service please see page 19 of the attached Proxy Statement for further information.

SEI Investments Company

Oaks, PA 19456-1100

SEI INVESTMENTS COMPANY

OAKS, PA 19456-1100

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (“SEI,” “the Company,” “we,” or “our”) of proxies for use at our 2009 Annual Meeting of Shareholders to be held on May 21, 2009 and at any adjournments thereof. Action will be taken at our 2009 Annual Meeting of Shareholders to elect two directors with a term expiring at our 2012 Annual Meeting of Shareholders; to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accountants to examine SEI’s consolidated financial statements for 2009; and to consider such other business as may properly come before our 2009 Annual Meeting of Shareholders and any adjournments thereof. This Proxy Statement, the accompanying proxy card, and our Annual Report for 2008 will be sent to our shareholders on or about April 13, 2009.

VOTING AT THE MEETING

Only the holders of shares of our common stock, par value $.01 per share (“Shares”), of record at the close of business on March 24, 2009 are entitled to vote at our 2009 Annual Meeting of Shareholders. On that date, there were 190,805,351 Shares outstanding and entitled to be voted at our 2009 Annual Meeting of Shareholders. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of SEI. See “Ownership of Shares” for information regarding the ownership of Shares by directors, nominees, officers and certain shareholders of SEI.

The Shares represented by each properly executed proxy card will be voted in the manner specified by the respective shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to our Board of Directors of the nominees listed herein and FOR the ratification of the appointment of PwC as independent registered public accountants to examine SEI’s consolidated financial statements for 2009. If any other matters are properly presented for action at the meeting, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

In addition to proxy cards, we also offer electronic voting to all registered shareholders to enable them to direct the voting of their shares. Registered shareholders and participants in an SEI employee savings plan in the United States or Canada may submit proxies or voting instructions by telephone by dialing 1-800-690-6903, having a copy of the proxy card available for reference and following the voice prompts. Registered shareholders and SEI savings plan participants may also submit proxies or voting instructions via the Internet by accessing the following website: www.ProxyVote.com, having a copy of the proxy card available for reference and marking the appropriate boxes. Beneficial owners of shares held through a broker, bank or nominee may submit voting instructions by telephone or via the Internet if the firm holding shares for their account offers any of these voting methods. Beneficial shareholders should refer to the instructions on how to vote provided by that firm. Please read both the Proxy Statement and the Annual Report before you cast your vote.

Should you choose to take advantage of voting via the Internet, you will have the option immediately following the casting of your vote to elect to receive future shareholder communications, including the Proxy Statement and Annual Report, electronically over the Internet. Please note that although there is no charge to vote via the Internet, there may be costs associated with accessing the Internet, such as charges from Internet access providers and telephone companies. These costs are your responsibility. Also, please be aware that we are not involved in the operation of the Web site and cannot take responsibility for any inaccurate, erroneous, or incomplete information that may appear.

Shareholders who submit a proxy or voting instructions need not vote at the Annual Meeting. However, we will pass out written ballots to any registered shareholder, savings plan participant or holder of a legal proxy who wishes to vote in person at the Annual Meeting. Any shareholder giving a proxy or other voting instruction has the right to revoke it by providing written notice of revocation to our Secretary at any time before the proxy or voting instruction is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker, or other record owner) records the fact of abstention or fails to vote (including broker nonvotes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the proposals submitted to the shareholders described in this Proxy Statement, but the shareholder will be considered present for purposes of determining a quorum.

(PROPOSAL NO. 1): ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members and is divided into three classes comprised of two classes of two directors each and one class of three directors. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal of a director. At our 2009 Annual Meeting, our shareholders will be asked to vote upon the election of two nominees to the class of directors of the Company whose term expires at the 2012 Annual Meeting. The election of the two nominees will be made by a plurality of votes cast at our 2009 Annual Meeting of Shareholders. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary.

The Board of Directors, following the nominating process described elsewhere in this Proxy Statement, has nominated Richard B. Lieb and Carmen V. Romeo for election at our 2009 Annual Meeting. Both of these nominees are currently members of the Board and each is “independent” within the meaning of Rule 4200 promulgated by The NASDAQ Stock Market, Inc. Both nominees have consented to be named and to serve if elected. We do not know of anything that would preclude these nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as our Board of Directors may recommend or the number of directors to be elected at our 2009 Annual Meeting of Shareholders will be reduced accordingly.

Our Board of Directors unanimously recommends that at our 2009 Annual Meeting of Shareholders the shareholders vote FOR the election of Messrs. Lieb and Romeo to the class of directors whose term expires at our 2012 Annual Meeting of Shareholders

Set forth below is certain information concerning Messrs. Lieb and Romeo, and each of the five other current directors whose terms continue after our 2009 Annual Meeting of Shareholders.

NOMINEES FOR ELECTION AT OUR 2009 ANNUAL MEETING OF SHAREHOLDERS WITH TERMS EXPIRING IN 2012:

Richard B. Lieb, 61, has been a director since 1994 and Chairman of the Compensation Committee of our Board and a member of the Legal and Regulatory Oversight Committee of our Board since 2008. From October 2002 to December 2003, Mr. Lieb served as the President and Chief Executive Officer of The Dewey Companies, a residential real estate development firm. Mr. Lieb was our Executive Vice President from 1990 until September 2002. During 2002, Mr. Lieb was a Senior Fellow at the SEI Center for Advanced Studies in Management at the Wharton School of the University of Pennsylvania. Mr. Lieb served as President of our Investment Systems and Services Unit from 1994 until 2001 and was President and Chief Executive Officer of our Insurance Asset Services Division from March 1989 until October 1990. From 1986 to 1989, Mr. Lieb served in various executive positions with SEI.

Carmen V. Romeo, 65, has been a director since June 1979 and a member of the Audit Committee of our Board since 2008. From December 1985 to December 2004, Mr. Romeo served as an Executive Vice President of the Company. Mr. Romeo was our Treasurer and Chief Financial Officer from June 1979 until September 1996. Mr. Romeo officially retired from the Company effective December 31, 2004. Mr. Romeo also is a member of the boards of trustees of LaSalle University, Philadelphia, PA, and American University of Rome, Rome, Italy.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2010:

Alfred P. West, Jr., 66, has been the Chairman of our Board of Directors and our Chief Executive Officer since our inception in 1968.

William M. Doran, 68, has been a director since March 1985 and has been Chairman of the Legal and Regulatory Oversight Committee of our Board since 2004. Mr. Doran has been the Secretary of the Company for more than the past five years. From October 1976 to October 2003, Mr. Doran was a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, PA, a firm that provides significant legal services to SEI, our subsidiaries and our mutual funds. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, and Bishop Street Funds, each of which is an investment company for which our subsidiaries may act as advisor, administrator and/or distributor. Mr. Doran is also a director of SEI Investments Distribution Co., SEI Investments (Asia), Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments – Unit Trust Management (UK) Limited, SEI Asset Korea, Co. Ltd., SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2011:

Sarah W. Blumenstein, 62, has been a director since May 2001 and has been a member of the Legal and Regulatory Oversight Committee of our Board since 2004. From 1996 to 2002, Ms. Blumenstein was a public member of the Liaison Committee on Medical Education, which accredits all medical schools in the United States and Canada. From 1994 to 2003, Ms. Blumenstein served as a court-appointed Special Advocate for the Juvenile Court of Cook County. From 2000 to 2006, Ms. Blumenstein was a member of the board of directors, Fiscal Affairs Committee, and Investment Plan Subcommittee of Lake Forest Hospital. She also served on the board of Children’s Memorial Institute for Education and Research and on the Women’s Boards of Children’s Memorial Medical Center and Lake Forest College for fifteen years.

Kathryn M. McCarthy, 60, has been a director since October 1998 and is a member of the Audit and Compensation Committees of our Board. She is also an independent consultant and financial advisor. Ms. McCarthy is a director, and a member of the Trust and Audit Committee, of the Rockefeller Trust Companies (New York). From February 2000 to May 2003, Ms. McCarthy was a Managing Director at Rockefeller & Co., Inc. Ms. McCarthy was the President of Marujupu, LLC (a New York-based family office) from November 1996 to June 1999. She was a consultant to Marujupu, LLC on investment and wealth transfer matters from June 1999 to June 2000. From June 1992 to October 1996, Ms. McCarthy was a Senior Financial Counselor and portfolio manager with Rockefeller & Co., Inc., a family office and investment manager.

Henry H. Porter, Jr., 74, has been a director since September 1981. He is the Chairman of our Audit Committee and is a member of the Compensation Committee of our Board. After having served in financial management positions in two large public companies, since 1980 Mr. Porter has been a private investor and an outside director for a number of financial services organizations.

(PROPOSAL NO. 2) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as independent registered public accountants to examine SEI’s consolidated financial statements for 2009. In accordance with SEI’s past practices, this selection will be presented to the shareholders for ratification at our 2009 Annual Meeting of Shareholders; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has ultimate authority with respect to the selection of SEI’s independent registered public accountants. If the shareholders do not ratify the appointment of PwC, the selection of independent registered public accountants may be reconsidered by our Audit Committee. Representatives of PwC are expected to be available at our 2009 Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they so desire.

The following is a summary of the fees billed to SEI by PwC for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007:

Fee Category	2008	2007
Audit Fees (1)	$2,987,933	$3,066,602
Audit-related Fees (2)	296,139	204,748
Tax Fees (3)	25,035	186,681
All Other Fees (4)	36,527	3,900

	$3,345,634	$3,461,931

(1)	Audit fees for the years ended December 31, 2008 and 2007, respectively, were for professional services rendered for the audits and interim quarterly reviews of SEI’s consolidated financial statements and other statutory and subsidiary audits. During the year ended December 31, 2008, fees totaling $1,906, or less than 1 percent of total fees, were paid to PwC, for which the de minimus exception was used.

(2)	Audit-related fees for the year ended December 31, 2008 and 2007, respectively, were for employee benefit plan audits, consultations concerning financial accounting and reporting standards, internal control reviews and other attestation services.

(3)	Tax fees for the years ended December 31, 2008 and 2007, respectively, were for tax compliance, including the review or preparation of tax returns, general tax planning and advice and expatriate tax services. During the year ended December 31, 2008, fees totaling $6,662, or less than 1 percent of total fees, were paid to PwC, for which the de minimus exception was used.

(4)	All other fees for the years ended December 31, 2008 and 2007, respectively, were for conferences and seminars, miscellaneous foreign consulting, and various other services.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and regarding pre-approval of the fees for such services. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors to provide these services, as well as certain fee levels for these services. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the pre-approved fee levels.

The affirmative vote of a majority of the votes cast at our 2009 Annual Meeting of Shareholders by the holders of the outstanding Shares is required for the ratification of this appointment. Our Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

The governance principles of our Board of Directors include the charters of our Audit Committee, Compensation Committee and Legal and Regulatory Oversight Committee, our Code of Conduct, our Complaint Procedures and Non-Retaliation Policy, and our Code of Ethics for our Senior Financial Officers. Each of these documents and various other documents embodying our governance principles, including our Code of Conduct, are published on the Corporate Governance section of our website at www.seic.com. Amendments and waivers of our Code of Ethics for our Senior Financial Officers will either be posted on our website or filed with the Securities and Exchange Commission on Form 8-K.

AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE AND OTHER MATTERS

Our Board of Directors has determined that each of Ms. Blumenstein, Ms. McCarthy and Messrs. Porter, Lieb, and Romeo, is an “independent director” as such term is defined in Rule 4200 promulgated by The NASDAQ Stock Market, Inc. In this Proxy Statement, these five directors are referred to individually as an “independent director” and collectively as the “independent directors.”

MEETINGS OF INDEPENDENT DIRECTORS

Our independent directors meet in regularly scheduled executive sessions without management present. Kathryn McCarthy is responsible for chairing the executive sessions of the Board of Directors.

BOARD AND COMMITTEE MEETINGS

Our Board of Directors held nine meetings in 2008. During the year, each director attended at least 75 percent of the meetings of our Board of Directors and of the committees on which he or she served. While we do not have a specific written policy with regard to attendance of directors at our annual meetings of shareholders, we encourage, but do not mandate, board member attendance at our annual meetings of shareholders, particularly with respect to board members who are up for election at that annual meeting. Two of our seven directors attended our 2008 Annual Meeting of Shareholders. The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee and the Legal and Regulatory Oversight Committee.

Our Audit Committee held eight meetings in 2008. The principal functions of the Audit Committee, which operates pursuant to a formal written charter, are to assist our Board of Directors in its oversight of the quality and integrity of our financial reporting process, and to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The current members of the Audit Committee are Messrs. Porter and Romeo and Ms. McCarthy, each of whom is an independent director. Our Board of Directors has determined that Mr. Romeo is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. A current copy of the charter of the Audit Committee may be viewed on the Company’s website at www.seic.com under “About SEI – Investors Corporate Governance.”

Our Compensation Committee held two meetings in 2008. The principal function of the Compensation Committee is to administer our compensation programs, including certain stock plans and bonus and incentive plans, as well as the salaries of senior corporate officers and employment agreements between SEI and senior corporate officers. The Compensation Committee members are Messrs. Lieb and Porter and Ms. McCarthy, each of whom is an independent director. A current copy of the charter of the Compensation

Committee may be viewed on the Company’s website at www.seic.com under “About SEI – Investors Corporate Governance.” The Compensation Committee establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Committee administers. The Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Committee members. Also, under the terms of the Board- and shareholder-approved equity compensation plans, the Committee is authorized to provide our CEO with limited authority to make stock-based awards to non-executive employees in connection with recruitment, retention, performance recognition or promotion; however, the Committee has not authorized our CEO to make any equity grants to our executive officers.

Our Legal and Regulatory Oversight Committee held two meetings in 2008. The principal function of the Legal and Regulatory Oversight Committee is to oversee our compliance with rules and regulations of the various regulatory bodies having jurisdiction over the business and operations of the Company and its subsidiaries. The members of the Legal and Regulatory Oversight Committee are Messrs. Doran and Lieb and Ms. Blumenstein. A current copy of the charter of the Legal and Regulatory Oversight Committee may be viewed on the Company’s website at www.seic.com under “About SEI – Investors Corporate Governance.”

NOMINATING PROCESS

Our Board of Directors does not have a nominating committee and, accordingly, has not adopted a nominating committee charter. As established by resolution of our Board of Directors in its approval of our nominating process, nominees for election to our Board of Directors are either selected by a majority of our independent directors or recommended by a majority of our independent directors for selection by our Board of Directors. It is the view of our Board of Directors that this function has been performed effectively by our Board of Directors, and that it is not necessary for us to have a separate nominating committee or charter for this purpose.

Board candidates are considered based on various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our shareholders and personal integrity and judgment. Directors are also considered based on their diverse backgrounds and on contributions that they can make to SEI, as well as their ability to fill a current board need. In addition, directors must have time available to devote to activities of our Board of Directors and to enhance their knowledge of SEI’s industry. Accordingly, while there is no exact formula, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to SEI.

Our Board of Directors considers recommendations for nominations from a wide variety of sources, including members of our Board of Directors, business contacts, our legal counsel, community leaders and members of our management. Our Board of Directors will also consider shareholder recommendations for director nominees that are received in a timely manner. Subject to compliance with statutory or regulatory requirements, our Board of Directors does not expect that candidates recommended by shareholders will be evaluated in a different manner than other candidates. All such recommendations should be submitted in writing to our Secretary at our principal offices (1 Freedom Valley Drive, Oaks PA 19456-1100) no later than December 15, 2008. The Board’s current policy with respect to Board Nominees and Shareholder Communications may be viewed on the Company’s website at www.seic.com under “About SEI – Investors Corporate Governance.”

SHAREHOLDER COMMUNICATIONS TO OUR BOARD OF DIRECTORS

Shareholders may send communications to our Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of our Board of Directors, in care of our Secretary, to our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100). Our Board of Directors relies on our Secretary to forward written questions or comments to the full Board of Directors, named directors or specific committees of our Board of Directors, as appropriate. General comments or inquiries from shareholders are forwarded to the appropriate individual within SEI. The Board’s current policy with respect to Board Nominees and Shareholder Communications may be viewed on the Company’s website at www.seic.com under “About SEI – Investors Corporate Governance.”

OWNERSHIP OF SHARES

The following table contains information as of March 15, 2009 (except as noted) relating to the beneficial ownership of Shares by our Chief Executive Officer and Chief Financial Officer, each of our three other most highly compensated executive officers, by each of the members of our Board of Directors (including nominees), by all members of our Board of Directors (including nominees) and executive officers in the aggregate, and by the holders of 5 percent or more of the total Shares outstanding. As of March 15, 2009, there were 190,789,351 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of SEI. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

Name of Individual or Identity of Group	Number of Shares Owned (1)	Percentage of Class (2)
Alfred P. West, Jr. (3)	35,019,846	18.3%
William M. Doran (4)	9,459,321	4.9%
Carmen V. Romeo (5)	3,443,694	1.7%
Richard B. Lieb (6)	911,300	*
Henry H. Porter, Jr.	819,130	*
Kathryn M. McCarthy	102,600	*
Sarah W. Blumenstein	47,448	*
Dennis J. McGonigle	1,036,144	*
Joseph P. Ujobai	317,282	*
Stephen G. Meyer	286,224	*
N. Jeffrey Klauder	257,500	*
All executive officers and directors as a group (15 persons) (7)	62,956,379	26.1%
Thomas W. Smith (8)	10,218,440	5.3%

*	Less than one percent.

(1)	Includes, with respect to Messrs. Doran, Romeo, Lieb, and Porter, and Ms. McCarthy and Ms. Blumenstein and Messrs. McGonigle, Ujobai, Meyer and Klauder, 48,000, 80,000, 42,000, 48,000, 48,000, 44,000, 240,000, 301,000, 233,000, and 254,000 shares, respectively, that may be acquired upon exercise of stock options that are exercisable within 60 days of March 15, 2009. Of the shares owned by SEI directors and executive officers, Messrs Doran and Romeo, have pledged as security to third parties, 792,097 and 1,915,056 shares, respectively. See also note 3.

(2)

Applicable percentage of ownership is based on 190,789,351 Shares outstanding on March 15, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally means voting or investment power with respect to securities. Shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of March 15, 2009 are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for Shares that are held jointly with a person’s spouse or are subject to applicable community property laws, or as indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all Shares shown as beneficially owned by such shareholder.

(3)	Includes 48,000 Shares held by Mr. West’s wife and 8,869,076 Shares held in trusts for the benefit of Mr. West’s children (the “Children’s Trusts”), of which trusts Mr. West’s wife is a trustee or co-trustee. Also includes 280,000 Shares held in a trust for the benefit of Mr. Doran’s children, of which trust Mr. West is a trustee. Also includes 400,211 Shares held in the Alfred P. West, Jr. 2007 Grantor Retained Annuity Trust, of which Mr. West is the trustee. Also includes 129,148 Shares held in trust for the benefit of Mr. West’s mother, of which trust Mr. West is a trustee. Also includes 4,376 Shares held in a trust for the benefit of Mr. West’s mother (the “Residuary Trust”), and 11,028 Shares held by a charitable trust of which Mr. West is a trustee, as Mr. West may be deemed to have voting and investment power over these Shares. Mr. West disclaims beneficial ownership of the Shares held in these trusts. Also includes 9,075,000 Shares held by AP West Associates, L.P., a Delaware limited partnership of which Mr. West is the sole general partner, and 592,501 Shares held by the West Family Foundation, of which Mr. West is a director and officer. Accordingly, Mr. West shares voting and investment power with respect to these Shares. Also includes 64,400 Shares held by West Senior Securities Fund, L.P., a Delaware limited partnership of which the Residuary Trust is the general partner and a limited partner. Mr. West may be deemed to have voting and investment power with respect to the Shares held by West Senior Securities Fund, L.P. and disclaims beneficial ownership of these Shares. Mr. West’s address is c/o SEI Investments Company, Oaks, PA 19456-1100. Mr. West and his wife, certain of the Children’s Trusts and the West Family Foundation have pledged Shares held directly or indirectly by them to JP Morgan Chase Bank and its subsidiaries and affiliates (“JP Morgan”) as security for certain loans, letters of credit or other financial accommodations extended by JP Morgan. The amount of Shares pledged as of March 15, 2009, was approximately 24,121,308 Shares and is subject to adjustment. These pledges are more fully described in the Schedule 13D filed by Mr. West with the Securities and Exchange Commission, as amended from time to time.

(4)	Includes an aggregate of 8,408,060 Shares held in trusts for the benefit of Mr. West’s children, of which trusts Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 53,400 Shares held by Mr. Doran’s wife, 5,768 Shares held in the William M. Doran 2002 Grantor Retained Annuity Trust, 17,126 Shares held in the William M. Doran 2004 Grantor Retained Annuity Trust and 55,959 Shares held in the William M. Doran 2007 Grantor Retained Annuity Trust, of which trusts Mrs. Doran is the trustee. Also includes 34,175 Shares held by the Doran Family Foundation, of which Mr. Doran is a director and, accordingly, shares voting and investment power. This amount excludes 9,075,000 Shares held by AP West Associates, L.P., a limited partnership whose limited partner is a trust of which Mr. Doran is a co-trustee.

(5)	Includes 292,974 Shares held by the Carmen Romeo 2007 Grantor Annuity Trust for which Mr. Romeo serves as Trustee. Includes an aggregate of 89,100 Shares held in custodianship for the benefit of Mr. Romeo’s children. Mr. Romeo disclaims beneficial ownership of the Shares held in custodianship. Also includes 120,242 Shares held by Mr. Romeo’s wife.

(6)	Includes 45,023 Shares held by the Richard B. Lieb 2004 Trust FBO children and 24,739 Shares held by the Richard B. Lieb 2006 Four Year Grantor Annuity Trust and 75,000 Shares held by the Richard B. Lieb 2008 Four Year Grantor Annuity Trust, each of which Mr. Lieb serves as trustee.

(7)	Includes 2,134,500 shares that may be acquired upon the exercise of stock options exercisable within 60 days of March 15, 2009.

(8)

As of March 15, 2009, Mr. Smith beneficially owned 10,218,440 shares of SEIC common stock, including 8,041,072 shares (the “Managed Account Shares”) beneficially owned in his capacity as investment manager for certain managed accounts (the “Managed Accounts”). Mr. Smith shared voting and investment control over 8,041,072 Managed Account Shares with Mr. Scott J. Vassalluzzo. Mr. Vassalluzzo is a co-investment manager for certain of the Managed Accounts. The Managed Accounts consist of investment accounts for: (i) three private investment limited partnerships (for which Messrs. Smith and Vassalluzzo are each a general partner), (ii) an employee profit-sharing plan of a corporation wholly-owned by Mr. Smith (for which Messrs. Smith and Vassalluzzo are each a trustee), (iii) certain family members of Mr. Smith (including trusts established for the benefit of certain family members of Mr. Smith), and (iv) a private charitable foundation established by Mr. Smith (for which Mr. Smith acts as trustee). In addition, Mr. Smith owned 1,640,000 shares of SEIC common stock for his own account.

Voting and investment authority over Managed Accounts established for the benefit of certain family members and friends of Mr. Smith is subject to each beneficiary’s right, if so provided, to terminate or otherwise direct the disposition of the Managed Account Shares. The business address for Messrs. Smith and Vassalluzzo and each of the Managed Accounts is 323 Railroad Avenue, Greenwich, CT 06830. Messrs. Smith and Vassalluzzo and the Managed Accounts may comprise a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

Mr. Smith disclaims beneficial ownership of the Managed Account Shares except to the extent of his pecuniary interest therein.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

The following compensation discussion and analysis contains statements regarding future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

SEI’s compensation philosophy (which is intended to apply to all members of management, including SEI’s Chairman and Chief Executive Officer), as implemented by the Compensation Committee, is to provide a compensation program for management that results in competitive levels of compensation and that emphasizes incentive plans and equity plans aligned with attaining SEI’s annual goals and longer-term objectives. SEI believes that this approach enables SEI to attract, retain and reward highly qualified personnel and helps SEI achieve its goals.

The compensation program consists of base salary, bonuses pursuant to an annual incentive plan and grants of stock options (in addition to benefits afforded to all employees, such as healthcare insurance and stock purchase and defined contribution plans). The Compensation Committee has not retained a compensation consultant to advise it on benchmarking compensation.

The discussion below describes the Compensation Committee’s compensation process for 2008.

BASE SALARIES

The Compensation Committee seeks to recommend base salaries for management employees at levels that it believes are competitive with salaries paid to management with comparable qualifications, experience and responsibilities at companies of comparable size engaged in the same or similar businesses as SEI, although the Committee does not conduct any review or analysis of comparable salary arrangements and has not retained a compensation consultant to advise it on compensation matters. Since 1992, the Compensation Committee has minimized base salary increases. Although the Compensation Committee may recommend some base salary increases in 2009 the Compensation Committee intends that incentive compensation will continue to be a substantial portion of overall compensation. Base salaries may also be adjusted for individuals to reflect competitive job market conditions or if an employee is promoted or given increased responsibilities. None of the named executive officers received increases in base salaries during 2008.

INCENTIVE COMPENSATION

Incentive compensation consists of two components: annual bonuses and sales compensation. Sales compensation arrangements are based in part on a standard revenue payout; also incorporated in the computation of sales compensation are a corporate-goal index and a unit-goal index, with dampened accelerators and decelerators. Executive officers do not participate in sales compensation plans.

Annual bonuses are determined through a process overseen by the Board of Directors and the Compensation Committee and may depend upon corporate achievement, unit achievement and individual achievement during the year. Each individual that participates in the plan is assigned a target compensation award which may change from year to year. During the first quarter of each year, the Compensation Committee reviews target performance goals that are developed by SEI’s Chief Executive Officer and senior management of each business unit of SEI. The Compensation Committee uses these to set threshold and target performance goals for purposes of the annual bonus plan. Quantitative goals are established for corporate achievement. Each year a corporate achievement percentage and a unit achievement percentage is determined in the judgment of the Board and the Compensation Committee, taking into account the recommendations of the Chief Executive Officer of the Company.

During December of each year, the Compensation Committee reviews SEI’s actual performance at the corporate level as compared to the threshold and target goals and determines the total amount of bonuses for the year, including the bonus to be paid to SEI’s Chief Executive Officer. In addition, the size of the final bonus pools may be adjusted for nonfinancial achievements, changes in the business units or other organizational changes during the year. The amount of the bonus to be paid to each member of senior management (other than SEI’s Chief Executive Officer) is recommended to the Compensation Committee by the Chief Executive Officer of SEI and is subject to the approval of the Compensation Committee. These bonus recommendations and approvals reflect, in addition to SEI’s overall performance, the performance of the individual’s business unit and any individual achievements during the year, as well as internal and client evaluations. The amount of the bonus to be paid to SEI’s Chief Executive Officer is determined by the Compensation Committee based on SEI’s achievement of profitability and revenue growth goals and strategic organizational goals.

For 2008, the Compensation Committee approved an incentive compensation plan based on assigning each employee an individual target compensation award. The actual award was then based on an equal weighting of (1) the achievement of the corporate goals and (2) the Compensation Committee and Board’s view of the performance of the employee’s unit during the year. The corporate goals for payment of the corporate goal component of the 2008 annual incentive awards at 100 percent of target were:

Goal	Weighting	Target
EPS	25%	$1.50 per share
Consolidated Revenue (excluding LSV)	25%	$1,140 million
Annualized Revenue from Sales Events During Year	40%	$140 million
Client Losses	10%	Not to exceed the previous years losses

During its meeting on December 15, 2008, the Committee reviewed financial information provided by management that included estimates of SEI’s 2008 earnings per share, revenues and sales events and client losses. The Committee determined that the EPS goal had been achieved only at the 45% level, the Consolidated Revenue Goal at the 86% level, the Sales Event Revenue Goal at the 41% level and the Client Losses goal at the 41% level. After applying various declerators and making such other non-quantitative adjustments as the Committee deemed appropriate, the Committee determined that the corporate component of the incentive compensation pool had an overall attainment of 20%. In determining the 2008 incentive compensation awards, the Compensation Committee also generally considered the financial performance of the Company, including the matters described under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as progress on the Company’s strategy. In reviewing the unit goals for the bonus plan, the Committee considered a number of factors relating to the performance of that unit during the year, including revenues, sales events, client losses, operating profit, achievement of strategic objectives and other measures although it did not consider any factor to be determinative nor did the Committee assign any particular weighting on any of such factors.

The annual incentive compensation targets for 2008 were $600,000 for Mr. West, $550,000 for Mr. Ujobai and $500,000 for each of the other named executive officers. Although the Board and Compensation Committee concluded that it felt that Mr. West should receive a bonus at approximately 25% of his target amount, they determined to honor Mr. West’s request that he not be awarded a bonus at all for 2008. The amounts paid to the other named executive officers for 2008 ranged from 22% of their target amount (in the case of Mr. Ujobai) to 30% of their target amount (in the case of Mr. Meyer). The range was due primarily to the Board’s qualitative views of the performance of the organizational business units for which the executive officer was responsible. The percentages of target amounts paid to the executive officers was approximately 50% of the percentages of target amount pool approved for the unit for which the executive officer was responsible.

STOCK OPTIONS

Stock option grants are viewed by the Compensation Committee as an important means of aligning the interests of management and employees with the interests of shareholders. Prior to 1992, SEI’s philosophy was to grant stock options to senior management as an additional form of compensation for services rendered. In accordance with this philosophy, senior management normally would receive option grants each year, except for Mr. West, who prior to 2008 had never received stock option grants from SEI. At the end of 1997, SEI implemented changes in its stock option plans and related plans for the purpose of encouraging long-term stock ownership by employees and to tie the vesting of stock options to SEI’s financial performance. Beginning with stock options granted at the end of 1997, all of the stock options granted by the Company have performance-based vesting provisions: the stock options vest at a rate of 50 percent when a specified earnings-per-share target is achieved, and the remaining 50 percent when a second, higher specified earnings-per-share target is achieved. The options granted prior to 2006 fully vest after seven years from the date of grant. Beginning in 2006, the Compensation Committee determined to eliminate this seven year vesting trigger and, as a result, options do not vest as a result of the passage of time, but solely as a result of achievement of the financial vesting targets established by the Compensation Committee at the time of grant. Option awards are generally determined by the Compensation Committee in December of each year. The Chief Executive Officer of the Company reviews with the Compensation Committee the option grants for each executive officer of the Company, other than himself, as well as the option grants for the other employees of the Company. The Compensation Committee then deliberates and establishes the specific option grants and finally submits these option grant amounts to the entire Board of Directors for ratification.

In 2008, the Compensation Committee approved the grant of approximately 4,539,000 options to approximately 500 employees and directors of the Company, an increase from the 2,753,000 options granted during 2007. During 2008, the Company repurchased in open market or private transactions 5,778,000 Shares under its stock repurchase program, compared to 7,161,000 Shares repurchased during 2007 (all share figures have been adjusted to reflect the 1 for 1 stock dividend paid in June 2007).

In December 2008, each named executive officer, other than Mr. West, received an option grant of 60,000 shares. The Compensation Committee determined that, in light of Mr. West’s determination to decline cash incentive compensation, Mr. West should be granted options to purchase 100,000 shares. The number of options granted to executive officers and generally to SEI’s employees during 2008 was greater than during prior years due to the judgment of the Compensation Committee that an emphasis on long-term equity compensation was necessary in order to foster retention and long term incentive goals in light of lower cash incentive compensation payments. Each of these options have performance based vesting provisions which provide for vesting based upon the Company’s attainment of specified adjusted earnings-per-share thresholds.

APPLICATION OF SECTION 162(M)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility by a “public company” of compensation in excess of $1 million paid to certain of its executive officers, except to the extent that any excess compensation is performance-based compensation within the meaning of the Code and the regulations promulgated thereunder. In connection with the above-discussed awards and payments, the Compensation Committee considered the deductibility of compensation under Section 162(m) of the Code, and it is the Compensation Committee’s intention to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) insofar as consistent with the Compensation Committee’s overall compensation objectives.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table set forth below summarizes total compensation paid or earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for services rendered in all capacities for the last three years ending December 31, 2008.

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Option Awards ($)(3) (f)	All Other Compensation ($)(4) (i)		Total ($) (j)
Alfred P. West, Jr.
	2008	397,923	—	11,132	11,116		420,171
Chairman of the Board and Chief Executive Officer	2007 2006	310,000 310,000	570,000 550,000	— —	10,174 10,024		890,174 870,024
Dennis J. McGonigle
	2008	250,000	132,500	251,047	7,694		641,241
Executive Vice President and Chief Financial Officer	2007 2006	250,000 250,000	500,000 500,000	325,011 266,436	7,450 7,300		1,082,461 1,023,736
Joseph P. Ujobai
	2008	250,000	118,250	420,199	1,140,498	(5)	1,928,947
Executive Vice President – Private Banks	2007 2006	250,000 250,000	522,500 500,000	682,715 378,211	1,126,222 888,269	(5) (5)	2,581,437 2,016,480
N. Jeffrey Klauder
	2008	250,000	132,500	466,256	8,804		857,560
Executive Vice President – Legal & Compliance	2007 2006	250,000 250,000	500,000 500,000	684,922 1,417,509	8,386 7,842		1,443,308 2,175,351
Stephen G. Meyer
	2008	250,000	147,500	262,803	7,440		667,743
Executive Vice President – Investment Managers	2007 2006	249,038 200,000	525,000 450,000	423,620 336,692	7,258 7,108		1,204,916 993,800

(1)	Compensation deferred at the election of the executive, pursuant to our Capital Accumulation Plan (“CAP”), is included in the year in which such compensation is earned.

(2)	Cash bonuses for services rendered during 2008 have been listed in the year earned, but were actually paid in the following fiscal year.

(3)	Reflects the amounts expensed on the Company’s books and records under the provisions of the Statement of Financial Accounting Standards No. 123R (“FAS 123R”) for all options previously granted and held by the named individual, but, in accordance with SEC regulations, without giving effect to estimated forfeitures. The assumptions used in determining the amounts in this column are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(4)	Includes matching contributions to the CAP for the named individuals as well as supplemental life insurance premiums with respect to life insurance on the named individual.

(5)	Includes $1,132,931, $1,118,898 and $881,095 for 2008, 2007 and 2006, respectively, for rental housing costs, tax gross up, automobile allowance and other living expenses related to a work assignment in our London office.

EMPLOYMENT ARRANGEMENTS

We also have certain expense reimbursement arrangements in effect for Mr. Ujobai which provide for the reimbursement of living expenses generally on an after-tax basis with respect to his work assignment in London. The amounts for both of these expense arrangements are reflected in column (i) of the above Summary Compensation Table and are further described in the table’s footnotes. When Mr. Klauder joined SEI in 2004, we entered into a letter agreement with Mr. Klauder pursuant to which he is entitled to compensation generally comparable with that of the other senior management of the Company, to a severance payment of twice the amount of his salary and bonus in the event that he is terminated by the Company without cause and to the immediate vesting of his unvested options in the event that he is terminated without cause or upon his death or retirement at age 65. Under this agreement, in the event of a termination of Mr. Klauder without cause, Mr. Klauder would be entitled to a payment of $1.5 million plus the acceleration of vesting of all options held by Mr. Klauder.

GRANTS OF PLAN - BASED AWARDS TABLE

The following table discloses certain information concerning options granted during 2008 to each of the named executive officers. Other than these grants, none of the executive officers received any other equity or non-equity incentive plan awards providing for future payouts.

Name (a)	Grant Date (1) (b)	Number of Securities Underlying Options (j)	Exercise or Base Price of Option ($/Sh) (k)	Grant Date Fair Value of Option Awards ($)(2) (l)
Alfred P. West, Jr.	12/16/2008	100,000	14.62	732,500
Dennis J. McGonigle	12/16/2008	60,000	14.62	439,500
Joseph P. Ujobai	12/16/2008	60,000	14.62	439,500
N. Jeffrey Klauder	12/16/2008	60,000	14.62	439,500
Stephen G. Meyer	12/16/2008	60,000	14.62	439,500

(1)	All stock options granted to our named executive officers in 2008 were nonqualified options granted upon the approval of the Compensation Committee under the Company’s 2007 Plan, with an exercise price per Share equal to the fair market value of our Shares on the date of grant. Fifty percent of these options vest on December 31 of the year in which SEI attains an adjusted earnings per share of $1.05 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains an adjusted earnings per share of $1.45 or more (based upon audited financial statements of the Company and subject to certain adjustments relating to the option expense recorded by the Company under FAS 123R).

(2)	The Grant Date Fair Value of the Option Grants made on December 16, 2008 was based on a performance stock option model and the weighted average fair value of an option granted in 2008 is expected to be $7.02 per share in two years and $7.63 per share in four years. These values were based on the price determined for each portion of the grant having different vesting provisions pursuant to the Black-Scholes stock option pricing model using the following weighted average assumptions as of December 16, 2008, the date of grant:

Price	$14.62
Expected term (in years)	7.28
Expected volatility	52.66%
Expected dividend yield	1.02%
Risk Free interest rate	2.27%

OUTSTANDING EQUITY AWARDS AT YEAR - END

The following table reflects outstanding stock options held by the named executive officers as of December 31, 2008.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Alfred P. West, Jr.	0	100,000	14.62	12/16/2018
Dennis J. McGonigle	60,000	0	9.88	12/20/2009
	40,000	0	25.00	12/14/2010
	30,000	0	21.43	12/13/2011
	20,000	20,000	14.71	12/10/2012
	25,000	25,000	14.78	12/16/2013
	50,000	0	21.55	12/14/2014
	15,000	15,000	19.28	12/14/2015
	0	38,000	29.61	12/13/2016
	0	30,000	32.49	12/10/2017
	0	60,000	14.62	12/16/2018
Joseph P. Ujobai	36,000	0	9.88	12/20/2009
	50,000	0	25.00	12/14/2010
	50,000	0	21.43	12/13/2011
	30,000	30,000	14.71	12/10/2012
	30,000	30,000	14.78	12/16/2013
	80,000	0	21.55	12/14/2014
	25,000	25,000	19.28	12/14/2015
	0	48,000	29.61	12/13/2016
	0	70,000	31.17	1/31/2017
	0	35,000	32.49	12/10/2017
	0	60,000	14.62	12/16/2018
N. Jeffrey Klauder	4,000	4,000	14.78	12/16/2013
	200,000	200,000	15.01	8/13/2014
	25,000	0	21.55	12/14/2014
	25,000	25,000	19.28	12/14/2015
	0	38,000	29.61	12/13/2016
	0	30,000	32.49	12/10/2017
	0	60,000	14.62	12/16/2018
Stephen G. Meyer	48,000	0	9.88	12/20/2009
	30,000	0	25.00	12/14/2010
	30,000	0	21.43	12/13/2011
	25,000	25,000	14.71	12/10/2012
	25,000	25,000	14.78	12/16/2013
	50,000	0	21.55	12/14/2014
	25,000	25,000	19.28	12/14/2015
	0	38,000	29.61	12/13/2016
	0	30,000	32.49	12/10/2017
	0	60,000	14.62	12/16/2018

(1)	The following table sets forth opposite the relevant option expiration date, the vesting thresholds for all options which are currently unexercisable:

Option Expiration Date	50% Exercisable When SEI’s Reported EPS Plus FAS 123R Expense Exceeds	100% Exercisable When SEI’s Reported EPS Plus FAS 123R Expense Exceeds
12/10/2012 – 8/13/2014	Vested	$1.63
12/14/2015	Vested	$2.00
12/13/2016 – 1/31/2017	$1.50	$2.38
12/10/2017	$1.80	$2.80
12/16/2018	$1.05	$1.45

All options expiring before December 14, 2015 are exercisable in their entirety at the beginning of the third year before their expiration (on the seventh anniversary of their date of grant).

OPTION EXERCISES TABLE

The following table reflects options that vested during 2008 which were exercised by the named executive officers. None of the named executive officers hold restricted stock awards.

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Alfred P. West, Jr.	—	—
Dennis J. McGonigle	120,000	1,912,980
Joseph P. Ujobai	12,000	73,440
N. Jeffrey Klauder	—	—
Stephen G. Meyer	48,000	475,340

DIRECTOR COMPENSATION

Each director who is not an employee of SEI receives $2,500 per meeting attended in person ($500 for telephonic attendance) and an annual retainer of $25,000. The chairman of our Audit Committee and Compensation Committee receives an additional annual fee of $10,000 and $5,000, respectively. Each director who is not an employee of SEI receives $2,000 per committee meeting attended in person ($500 for telephonic attendance), other than committee meetings held in conjunction with Board meetings, and an annual retainer of $5,000 for each committee on which they serve. In addition, each non-employee director generally receives an annual grant of 5,000 options to purchase shares and a grant of options to purchase 8,000 shares upon joining the Board.

On December 16, 2008, our non-employee directors, Mr. Doran, Mr. Porter, Mr. Lieb, Mr. Romeo, Ms. McCarthy and Ms. Blumenstein, each were granted options under the 2007 Plan to purchase the normal annual grant of 5,000 shares and a special grant of an additional 5,000 shares. These options have an exercise price of $14.62, and a ten-year term. Fifty percent of these options vest on December 31 of the year in which SEI attains adjusted earnings per share of $1.05 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains adjusted earnings per share of $1.45 or more (based upon audited financial statements of the Company and subject to certain adjustments relating to the option expense recorded by the Company under FAS 123R). All of these options remained outstanding at December 31, 2008.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($)(1) (d)	All Other Compensation ($) (g)		Total ($) (h)
Sarah W. Blumenstein	44,000	73,250	0		117,250
William M. Doran	48,500	73,250	298,000	(2)	419,750
Richard B. Lieb	44,500	73,250	0		117,750
Kathryn M. McCarthy	53,500	73,250	0		126,750
Henry H. Porter, Jr.	59,000	73,250	0		132,250
Carmen V. Romeo	45,000	73,250	0		118,250

(1)	The Grant Date Fair Value of the Option Grants made on December 16, 2008 was based on a performance stock option model and the weighted average fair value of an option granted in 2008 is expected to be $7.02 per share in two years and $7.63 per share in four years. These values were based on the price determined for each portion of the grant having different vesting provisions pursuant to the Black-Scholes stock option pricing model using the following weighted average assumptions as of December 16, 2008, the date of grant:

Price	$14.62
Expected term (in years)	7.28
Expected volatility	52.66%
Expected dividend yield	1.02%
Risk Free interest rate	2.27%

(2)	During 2008 Mr. Doran received trustee fees of $178,000 for serving as a trustee of approximately ten mutual funds or trusts, each of which are either administered or sponsored by the Company. During 2008 Mr. Doran served as a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments – Unit Trust Management (UK) Limited, SEI Asset Korea, Co. Ltd., SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. and received $10,000 per month pursuant to a consulting agreement with the Company.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary, this Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 as amended (the “Exchange Act”) except to the extent that SEI specifically incorporates this information by reference and this information shall not be deemed filed under such Acts.

The members of the Compensation Committee consist of Richard B. Lieb (Chair), Henry H. Porter, Jr. and Kathryn M. McCarthy, each of whom is an independent director as defined in the rules of The NASDAQ Stock Market, Inc. The Committee operates under a Charter approved by the Board of Directors which states that among the purposes of the Compensation Committee are to establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other Company employees; to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans; to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance; to review and monitor management development and succession plans and activities; and to prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the Securities and Exchange Commission Rules and Regulations.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Richard B. Lieb (Chair)

Kathryn M. McCarthy

Henry H. Porter, Jr.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that SEI specifically incorporates this information by reference, and this information shall not be deemed filed under such Acts.

The Audit Committee of SEI’s Board of Directors currently is composed of three independent directors and operates under a written charter adopted by SEI’s Board of Directors that complies with the rules adopted by The NASDAQ Stock Market, Inc. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The members of the Audit Committee are Mr. Porter (Chair), Ms. McCarthy, and Mr. Romeo.

The role of the Audit Committee is to assist our Board of Directors in its oversight of the quality and integrity of SEI’s financial reporting process. The Audit Committee also has sole authority, among other things, to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of SEI’s independent auditors. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. SEI’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Committee met eight times in 2008 and held discussions with management and the independent auditors. Management represented to the Audit Committee that SEI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of SEI’s accounting principles.

SEI’s independent auditors also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board’s independence rules, and the Audit Committee discussed with the independent auditing firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that SEI’s Board of Directors include the audited consolidated financial statements in SEI’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Audit Committee:

Henry H. Porter, Jr. (Chair)

Kathryn M. McCarthy

Carmen V. Romeo

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other matters to be presented for action at our 2009 Annual Meeting of Shareholders. However, if any further business should properly come before our 2009 Annual Meeting of Shareholders, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

COST SAVINGS INITIATIVES

Electronic Access to Proxy Materials and Annual Reports. Holders of shares registered in their name on the records of Broadridge may sign up to receive electronic access to the proxy materials and annual reports rather than receiving mailed copies. This option will be presented to shareholders via the Internet immediately following voting. These shareholders will receive e-mail notification when the Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on an SEI website. Enrollment for electronic access will be effective for a future annual meeting if received two weeks prior to the record date for that meeting, and remains in effect for subsequent years, unless cancelled two weeks prior to the record date for any subsequent annual meeting. Beneficial shareholders also may be able to request electronic access to proxy materials by contacting the broker, bank or nominee.

Reduce Duplicate Mailings. Eligible beneficial shareholders of record who share a single address may have received a notification that only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank or nominee that provided the notification received contrary instructions from any beneficial shareholder at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If a beneficial shareholder at such an address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, the shareholder may contact their respective bank, broker or nominee to request that the householding service not be applied to their shares.

Registered shareholders and shareholders of record through the Company’s 401(K) Plan will have the opportunity this year to also receive householding services. You can confirm your consent to receiving this cost-saving service by checking the box in the enclosed proxy card. If no response is received, an implied consent to receive householding automatically goes into effect 60 days after the date of the Annual Meeting. Once the consent is granted, should you choose to discontinue receiving householding services, you may contact Broadridge Investor Communication Services by telephone at: 1-(800)-542-1061 or by written letter at the following address: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Electronic Access to Information about the Company. SEI publishes its earnings releases on its website and makes available to its shareholders the opportunity to listen to the Company’s quarterly earnings calls. Shareholders are able to review these earnings releases and to participate in the calls by visiting the Company’s website at www.seic.com. Our website is not part of this Proxy Statement or any of our other filings made with the Securities and Exchange Commission; references to our website address in this Proxy Statement are intended to be inactive textual references only.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10 percent of our Common Stock to file reports of ownership and changes in ownership of our Common Stock and any other equity securities with the Securities and Exchange Commission and the NASD. Executive officers, directors and persons who own more than 10 percent of our Common Stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4 and 5 furnished to us, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, we believe that all of our executive officers, directors and persons who own more than 10 percent of our Common Stock complied with all Section 16(a) filing requirements applicable to them during 2008, except that Mr. Porter filed one late Form 4 to report one exercise of previously reported options.

SOLICITATION OF PROXIES

The accompanying proxy card is solicited on behalf of our Board of Directors. Following the original mailing of the proxy materials, proxies may be solicited personally by our officers and employees, who will not receive additional compensation for these services. We will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Shares.

PROPOSALS OF SHAREHOLDERS

Proposals that shareholders wish to have included in SEI’s Proxy Statement for the 2010 Annual Meeting must be received by our Secretary at our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100) no later than January 20, 2010.

ADDITIONAL INFORMATION

We will provide without charge to any person from whom a proxy is solicited by our Board of Directors, upon the written request of such person, a copy of our 2008 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such requests should be directed to Murray A. Louis, Vice President, at the Company’s principal offices at 1 Freedom Valley Drive, Oaks, PA 19456-1100, telephone number (610) 676-1000.

SEI New ways. New answers.®

1 FREEDOM VALLEY DRIVE
OAKS, PA 19456-1100
610 676 1000

WWW.SEIC.COM

SEI INVESTMENTS COMPANY 1 FREEDOM VALLEY DRIVE P.O. BOX 1099 OAKS, PA 19456-1100	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions, and for electronic delivery of information, up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by SEI Investments Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to SEI Investments Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12195-P76744	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEI INVESTMENTS COMPANY

This proxy is being solicited on behalf of the Board of Directors of SEI Investments Company. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
Vote on Directors
1.	Election of Directors
Nominees (class with term expiring 2012):
01) Carmen V. Romeo
02) Richard B. Lieb

Vote on Proposal								For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as SEI Investments Company’s independent registered public accountants for 2009.							☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Receipt of notice of said meeting and the proxy statement of SEI Investments Company accompanying the same is hereby acknowledged.

Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by the authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and CEO Letter to Shareholders are available at www.proxyvote.com.

M12196

PROXY                                                     SEI INVESTMENTS COMPANY                                                     PROXY

This proxy is solicited on behalf of our Board of Directors.

The undersigned shareholder of SEI Investments Company (the “Company”) hereby appoints N. Jeffrey Klauder and Ruth A. Montgomery, the proxy or proxies of the undersigned, and hereby authorizes him to represent and to vote as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned at the close of business on March 24, 2009, at the Annual Meeting of Shareholders to be held on May 21, 2009, and at any adjournments thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)